                        PRESS RELEASE
9 Meters Biopharma Provides Business Update and Reports
Financial Results for the Fourth Quarter and Full Year 2020

- FDA Type C meeting communications support plans to initiate Phase 2 in Q2 with NM-002 for short bowel syndrome (SBS) using Total Stool Output (TSO) as a primary efficacy outcome measure -
- Announced positive topline data in December for NM-002, a proprietary long-acting GLP-1, in a Phase 1b/2a trial for SBS -
- Company’s R&D day on March 23rd to include additional Phase 1b/2a study data on parenteral support, pharmacokinetics and quality of life -
- Phase 3 interim analysis and topline data for larazotide in celiac disease now anticipated in 2022 due to COVID-19 impact on patient enrollment -
- Raised over $58 million from prominent institutional healthcare investors in 2020 –

Research & Development Day on Short Bowel Syndrome planned for tomorrow (March 23rd) at 11:00 AM ET – see https://media.rampard.com/20210323/reg.jsp for registration details

Raleigh, NC, March 22, 2021 – 9 Meters Biopharma, Inc. (Nasdaq: NMTR), a clinical-stage rare and unmet needs-focused gastroenterology company, today provided an overview of its recent achievements and 2021 outlook and reported its financial results for the fourth quarter and full year ended December 31, 2020.

Full Year & Recent Business Highlights

After a recent productive FDA interaction in Q1 2021, the Company plans to move forward using total stool output (TSO) as the primary efficacy endpoint in an upcoming Phase 2 trial, which we plan to begin in Q2 2021 and report final data in Q4 2021.

•Multi-center, placebo-controlled, randomized, multiple fixed-dose study in approximately 20 adult SBS patients
•Primary endpoint: total stool output (TSO) compared to baseline
•Numerous secondary endpoints including nutritional and fluid status

Announced positive Phase 1b/2a topline data for NM-002, a proprietary long-acting GLP-1, for short bowel syndrome. In December, the Company reported data that we believe demonstrated the potential to meaningfully improve the quality of life of SBS patients by improving stool output and reducing reliance on parenteral support. The study evaluated the safety and tolerability of three escalating fixed doses of NM-002 (50 mg, 100 mg, 150 mg) in 9 adults with SBS over 56 days.

•Rapid onset and sustained clinical effect following first dose in all 9 patients in total stool output (TSO) volume and bowel movement frequency.
•Additional analyses to be discussed in more detail on the Company’s R&D day on March 23rd including parenteral support, pharmacokinetics and quality of life.
•Twice-monthly fixed-dosing regimen exhibited an excellent safety and tolerability profile.

Larazotide Phase 3 Update
•Enrollment continuing in Phase 3 celiac disease clinical trial
•Given challenges in enrollment related to the COVID-19 pandemic, interim results and topline data readouts are now anticipated in 2022.

                        PRESS RELEASE
Raised more than $58 million in equity financings and warrant exercises in 2020 with an additional $6.7 million in proceeds from warrants exercised in Q1 2021, demonstrating continued support of management from long-term institutional healthcare investors:
•In May, the Company announced the closing of a $22.5 million private placement led by Orbimed Advisors, LLC.
•In December, the Company announced a successful stock offering generating net proceeds of approximately $32 million led by Adage Capital Partners GP, LLC.

John Temperato, President & CEO of 9 Meters Biopharma, commented: “In 2020, we delivered on our plan to establish 9 Meters as a leading innovator in the treatment of rare and unmet gastroenterology disorders. We continue to advance both of our co-lead GI assets and enhance our earlier stage pipeline of GI products. After a successful Phase 1b/2a trial with NM-002 in SBS, we are pleased that after consultation with the FDA we will begin dosing in a Phase 2 trial utilizing total stool output (TSO) as the primary endpoint. We continue patient enrollment in the Phase 3 larazotide program and are looking forward to the interim analysis in and final topline data in 2022.”

Program Updates and Anticipated Milestones for 2021 and 2022

NM-002 (proprietary long-acting GLP-1 agonist):
•Initiate Phase 2 study in Q2 2021
•Anticipated USAN/INN name in Q2 2021
•Topline Phase 2 results in Q4 2021
•Initiation of Phase 3 Study in Q4 2021

Larazotide:
•Interim analysis for Phase 3 anticipated in 2022
•Topline readout Phase 3 anticipated in 2022

NM-003 (proprietary long acting GLP-2 agonist):
•Received Orphan Drug designation from FDA for prevention of acute graft versus host disease (aGvHD)
•Progressing into IND-enabling work in 2021

NM-102 (proprietary tight-junction microbiome modulator):
•Announced positive preclinical data in a gut microbiome-mediated immune checkpoint inhibitor melanoma model in 2020
•Progressing into IND-enabling work in 2021

Full Year Financial Results

As of December 31, 2020, the Company’s cash and cash equivalents totaled approximately $37.9 million, compared to approximately $4.6 million as of December 31, 2019. Additionally, $6.7 million in proceeds were received by the Company from warrant exercises in the first quarter of 2021 (through March 19th).

The Company reported a net loss of approximately $5.0 million, or $0.03 per share, for the fourth quarter of 2020, compared to a net loss of approximately $8.9 million, or $0.25 per share for the fourth quarter of 2019. The Company reported a net loss of approximately $61.5 million, or $0.58 per share, for the year ended December 31, 2020, compared to a net loss of approximately $27.0 million, or $0.81 per share, for the year ended December 31, 2019.

                        PRESS RELEASE
About 9 Meters Biopharma
9 Meters Biopharma, Inc. 9 Meters Biopharma, Inc. ("the Company") is a rare and unmet needs-focused gastroenterology company. The Company is advancing NM-002, a proprietary long-acting GLP-1 agonist into a Phase 2 trial for short bowel syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3 tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease.

For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-looking Statements This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company's recent merger and the Naia acquisition, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Corporate contacts
Edward J. Sitar, Chief Financial Officer
9 Meters Biopharma, Inc.
investor-relations@9meters.com
www.9meters.com

Media contact
Veronica Eames
LifeSci Communications, LLC
veames@lifescicomms.com
203-942-4626

                        PRESS RELEASE
Investor contact
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577